UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 9, 2007

AMERICAN TOWER CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-14195	65-0723837
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

116 Huntington Avenue

Boston, Massachusetts 02116

(Address of Principal Executive Offices) (Zip Code)

(617) 375-7500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) On May 9, 2007, at the 2007 Annual Meeting of Stockholders of American Tower Corporation (the “Company”), the stockholders approved the Company’s 2007 Equity Incentive Plan (the “2007 Plan”). The Board of Directors (the “Board”) of the Company had previously approved the 2007 Plan, subject to approval by the stockholders. The Company’s Proxy Statement (the “Proxy Statement”) for the 2007 Annual Meeting of Stockholders, which the Company filed on March 22, 2007 with the Securities and Exchange Commission on Schedule 14A, included a summary description of the 2007 Plan, as well as the full text of the 2007 Plan. The following is a brief description of the terms and conditions of the 2007 Plan.

The 2007 Plan is a broad-based incentive plan, and all employees, directors and consultants of the Company or any of its affiliates capable of contributing to the successful performance of the Company are eligible to participate. Under the 2007 Plan, the Company may grant stock options, restricted stock, restricted stock units, stock equivalents and awards of shares of Class A common stock that are not subject to restrictions or forfeiture. The Company has reserved thirty million shares of its Class A common stock for issuance under the 2007 Plan.

The terms of the 2007 Plan require that a committee composed of two or more members of the Board who are independent from Company management administer the 2007 Plan. The Board has designated the Compensation Committee of the Board (the “Committee”) to administer the 2007 Plan. Except as may be limited by the 2007 Plan, the Committee shall select participants to receive awards and determine the terms and conditions of each award. A participant’s right to earn or vest in an award may be made subject to achievement of one or more objective performance goals based on criteria established by the Committee. No award shall be transferable except upon such terms and conditions and to such extent as the Committee determines, provided that no award shall be transferable for value and incentive stock options may be transferable only to the extent permitted by the Internal Revenue Code of 1986. The 2007 Plan also provides that the Company may not in any fiscal year grant to any participant options or other awards covering more than three million shares.

Upon an equity restructuring or other corporate transaction that affects the Class A common stock such that an adjustment is required in order to preserve the benefits intended to be provided by the 2007 Plan, the Committee shall equitably adjust any or all of the number and kind of shares in respect of which awards may be made under the 2007 Plan, the number and kind of shares subject to outstanding awards, the exercise price with respect to any of the foregoing, and the limit on individual grants. In the event of a change in control of the Company, the Committee may act to preserve the participants’ rights as the Committee may consider equitable to participants and in the best interests of the Company. Without further approval of the stockholders of the Company, the Committee shall not authorize the amendment of any outstanding option or stock appreciation right to reduce the exercise price and no option or stock appreciation right shall be canceled and replaced with an award exercisable for Class A common stock at a lower exercise price. The Board may amend, suspend or terminate the 2007 Plan, subject to any stockholder approval it deems necessary or appropriate.

The full text of the 2007 Plan is included on Annex A to the Company’s Proxy Statement and is incorporated herein by reference in its entirety.

Item 8.01 Other Events

On May 22, 2007, the Company issued a press release announcing that its wholly owned subsidiary, American Towers, Inc., has completed its cash tender offer for any and all of its outstanding 7.25% Senior Subordinated Notes due 2011 and related consent solicitation. The Company’s press release, dated May 22, 2007, is filed herewith as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	American Tower Corporation 2007 Equity Incentive Plan. (Incorporated by reference to Annex A to American Tower Corporation’s Proxy Statement on Schedule 14A filed on March 22, 2007.)

10.2	Form of Notice of Grant of Incentive Stock Option and Option Agreement Pursuant to the American Tower Corporation 2007 Equity Incentive Plan.

10.3	Form of Notice of Grant of Nonqualified Stock Option and Option Agreement (Employee) Pursuant to the American Tower Corporation 2007 Equity Incentive Plan.

10.4	Notice of Grant of Nonqualified Stock Option and Option Agreement (Non-Employee Director) Pursuant to the American Tower Corporation 2007 Equity Incentive Plan.

99.1	Press release, dated May 22, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN TOWER CORPORATION
(Registrant)

Date: May 22, 2007	By:	/S/ BRADLEY E. SINGER
Bradley E. Singer
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
10.1	American Tower Corporation 2007 Equity Incentive Plan. (Incorporated by reference to Annex A to American Tower Corporation’s Proxy Statement on Schedule 14A filed on March 22, 2007.)

10.2	Form of Notice of Grant of Incentive Stock Option and Option Agreement Pursuant to the American Tower Corporation 2007 Equity Incentive Plan.

10.3	Form of Notice of Grant of Nonqualified Stock Option and Option Agreement (Employee) Pursuant to the American Tower Corporation 2007 Equity Incentive Plan.

10.4	Notice of Grant of Nonqualified Stock Option and Option Agreement (Non-Employee Director) Pursuant to the American Tower Corporation 2007 Equity Incentive Plan.

99.1	Press release, dated May 22, 2007.